UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

 CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

110 Allen Road, 2nd Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 230.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2019, Caladrius Biosciences, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company may sell to Lincoln Park up to $26 million of shares of the Company’s common stock (the “Purchase Shares”) from time to time over the 36-month term of the Purchase Agreement and shall issue an additional 181,510 shares of common stock to Lincoln Park as commitment shares (the “Commitment Shares”) under the Purchase Agreement. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a prospectus supplement pursuant to Rule 424(b) relating to the sale of the shares of the Company’s common stock that have been and may be issued to Lincoln Park under the Purchase Agreement pursuant to the Company’s existing shelf registration statement or a new registration statement and use its reasonable best efforts to keep such registration statement effective until the earlier of (i) the date on which Lincoln Park shall have sold all the Purchase Shares and (ii) the earlier of (A) 180 days following the first day of the month immediately following the 36 month anniversary of the commencement date and (B) the nine months following the termination of the Purchase Agreement.

After the Commencement Date (as defined below), on any business day over the term of the Purchase Agreement, the Company has the right, in its sole discretion, to present Lincoln Park with a purchase notice (each, a “Purchase Notice”) directing Lincoln Park to purchase up to 100,000 shares per business day (the “Regular Purchase”), which amounts may be increased to up to 500,000 shares, in a purchase amount up to $2,500,000 per purchase, provided that Lincoln Park will not be required to buy shares pursuant to a Purchase Notice that was received by Lincoln Park on any business day on which the last closing trade price of the Company’s common stock on the Nasdaq Capital Market (or alternative national exchange in accordance with the Purchase Agreement) is below $0.50 per share (the “Floor Price”). The purchase price per share for each such Regular Purchase will be based off of prevailing market prices of the Company’s common stock preceding the time of sale.

In addition to Regular Purchases, the Company may also direct Lincoln Park to purchase other amounts as accelerated purchases or as additional accelerated purchases if the closing sale price of the common stock is not below certain threshold prices as set forth in the Purchase Agreement.

The aggregate number of shares that the Company can sell to Lincoln Park under the Purchase Agreement may in no case exceed 1,989,489 shares of common stock (which is equal to approximately 19.99% of the common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) stockholder approval is obtained to issue more, in which case the Exchange Cap will not apply, or (ii) the average price of all applicable sales of the Company’s common stock to Lincoln Park under the Purchase Agreement equals or exceeds $4.228 per share (which represents the average of the closing price of the Company's common stock on the five business days immediately preceding the signing of the Purchase Agreement, plus an incremental amount to account for the issuance of the Commitment Shares to Lincoln Park); provided that at no time shall Lincoln Park (together with its affiliates) beneficially own more than 9.99% of the Company’s common stock.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied (the date on which all requisite conditions have been satisfied being referred to as the “Commencement Date”), which conditions include the delivery to Lincoln Park of a prospectus supplement covering the Commitment Shares and the Purchase Shares, approval for listing on The Nasdaq Capital Market of the Purchase Shares and the Commitment Shares, the issuance of the Commitment Shares to Lincoln Park, and the receipt by Lincoln Park of a customary opinion of counsel and other certificates and closing documents. The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost or penalty. During any “event of default” under the Purchase Agreement, all of which are outside of Lincoln Park’s control, Lincoln Park does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any regular or other purchase of shares by Lincoln Park, until such event of default is cured. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock. The Company did not pay any additional amounts to reimburse or otherwise compensate Lincoln Park in connection with the transaction. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Company’s delivery of Purchase Notices will be made subject to market conditions, in light of its capital needs from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The shares of common stock subject to the Purchase Agreement were registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-226319) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated March 14, 2019. The legal opinion and consent of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. addressing the validity of the shares of common stock subject to the Purchase Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated into the Registration Statement. A copy of the press release announcing the completion of this transaction is filed as Exhibit 99.2 to this Current Report on Form 8-K.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and the Registration Rights Agreement are filed herewith as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement and the Registration Rights Agreement.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of the Purchase Agreement and in the context of the specific relationship between the parties. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock discussed herein, nor shall there be any offer, solicitation, or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 7.01 Regulation FD Disclosure.

On March 14, 2019, Caladrius Biosciences, Inc. (the "Company") issued a press release in connection with its 2018 Fourth Quarter and Year End Financial Results. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The Company will conduct a conference call to review its financial results on March 14, 2018 at 4:30 p.m. Eastern Time.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Registration Rights Agreement, dated March 13, 2019 by and between Caladrius Biosciences, Inc. and Lincoln Park Capital Fund, LLC

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Purchase Agreement, dated March 13, 2019, by and between Caladrius Biosciences, Inc. and Lincoln Park Capital Fund, LLC

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1).

99.1	Press Release, dated March 14, 2019

99.2	Press Release, dated March 14, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

Dated: March 14, 2019	By:	/s/ David J. Mazzo
	Name:	David J. Mazzo, PhD
	Title:	President and Chief Executive Officer